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                                                                    Exhibit 99.1

                                             Agreement of Joint Filing

        The undersigned hereby agree that a single Schedule 13D (and any amendment thereto) relating to the Common Stock of US Telesis Holdings, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.


Dated: May 4, 2005                       /s/ Yale Farar
                                         ---------------------------------------
                                         Name: Yale Farar


                                         Belle Group, Ltd.


                                         By: /s/ Yale Farar
                                         ---------------------------------------
                                         Its: Majority owner and Managing Member